      As Filed With the Securities and Exchange Commission on May 25, 1994
                                                      Registration No. 33-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                Pennzoil Company
               (Exact name of issuer as specified in its charter)

             DELAWARE                                           74-1597290
   (State or other jurisdiction of                           (I.R.S. Employer
    incorporation or organization)                          Identification No.)

    PENNZOIL PLACE, P.O. BOX 2967                               77252-2967
           HOUSTON, TEXAS                                       (Zip Code)
(address of principal executive offices)


                            PENNZOIL COMPANY SAVINGS
                            AND INVESTMENT PLAN FOR
                                HOURLY EMPLOYEES
                            (Full title of the plan)

                                Linda F. Condit
                              Corporate Secretary
                                Pennzoil Company
                         Pennzoil Place, P.O. Box 2967
                           Houston, Texas 77252-2967
                    (Name and address of agent for service)

  Telephone number, including area code, of agent for service:  (713) 546-4000

                        CALCULATION OF REGISTRATION FEE

                                                   PROPOSED              PROPOSED
                                                    MAXIMUM               MAXIMUM
                                                   OFFERING              AGGREGATE             AMOUNT OF
  TITLE OF SECURITIES       AMOUNT BEING             PRICE               OFFERING            REGISTRATION
  BEING REGISTERED(1)      REGISTERED (2)        PER SHARE (3)           PRICE (3)                FEE
- ---------------------------------------------------------------------------------------------------------
Common Stock,
par value
$0.83-1/3 per share         25,000 shares           $48.44              $1,211,000              $417.55

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates the contents of the Registration Statement on Form S-8, filed by Pennzoil Company with respect to the Pennzoil Company Savings and Investment Plan for Hourly Employees with the Securities and Exchange Commission on September 7, 1988 (Reg. No. 33-24261).

(3) Estimated pursuant to Rule 457(c) and (h) solely for the purpose of computing the registration fee and based upon the average of the high and low sales price of the Common Stock of Pennzoil Company reported on the New York Stock Exchange on May 19, 1994.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


                 Note: The document(s) containing the information concerning the Pennzoil Company Savings and Investment Plan for Hourly Employees required by Item 1 of Form S-8 and the statement of availability of registrant information, Plan information, and other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

                 The following documents, which Pennzoil Company (the "Company") and the Pennzoil Company Savings and Investment Plan for Hourly Employees (the "Plan") have filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 1-5591), are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

                 (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1993;

                 (2) The Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1994;

                 (3) The Plan's Annual Report on Form 11-K for the year ended December 31, 1992;

                 (4) Amendment No. 1 to the Plan's Annual Report on Form 11-K for the year ended December 31, 1992; and

                 (5) The description of the Common Stock, par value $0.83-1/3 per share, of the Company (the "Common Stock") contained in the Company's Form 8 Amendment No. 1 to Application for Registration of the Securities on Form 10, filed with the Commission on April 26, 1991.

                 All documents filed by the Company and the Plan with the Commission pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicate that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

                 Any statement contained in this Registration Statement, in a supplement hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.          DESCRIPTION OF SECURITIES.

                 Not applicable.

ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 Not applicable.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 Article VII of the Bylaws of Pennzoil, as amended, provides for indemnification of officers, directors, agents, and employees of Pennzoil to the extent authorized by applicable law including, but not limited to, the Delaware General Corporation Law. Pursuant to Section 145 of the Delaware General Corporation Law, a corporation generally has the power to indemnify its present and former directors, officers, employees, and agents against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of a corporation, however, indemnification is generally limited to attorney's fees and other expenses and is not available if such person is adjudged to be liable to the corporation unless the court determines that indemnification is appropriate. In addition, a corporation has the power to purchase and maintain insurance for such persons. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

                 Article EIGHTH of Pennzoil's Restated Certificate of Incorporation eliminates in certain circumstances the monetary liability of directors of Pennzoil for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law); or
(iv) for transactions from which the director derived an improper personal benefit.

                 The above discussion of Pennzoil's Restated Certificate of Incorporation and Bylaws and of Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is respectively qualified in its entirety by such Restated Certificate of Incorporation, Bylaws, and statute.

ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED.

                 Not Applicable.

ITEM 8.            EXHIBITS.

Exhibit
Number                            Document Description
- ------                            --------------------

   *3(a)    -      Restated Certificate of Incorporation of Pennzoil Company,
                   as amended through July 27, 1984 (Pennzoil Company 10-K
                   (1984), SEC File No. 1-5591, Exhibit 3(a)).

   *3(b)    -      Certificate of Retirement of Stock of Pennzoil Company dated
                   March 26, 1985 (Pennzoil Company 10-K (1985), SEC File No.
                   1-5591, Exhibit 3(b)).

   *3(c)    -      Certificate of Amendment to the Restated Certificate of
                   Incorporation of Pennzoil Company dated April 25, 1985
                   (Pennzoil Company 10-K (1985), SEC File No. 1-5591, Exhibit
                   3(c)).

   *3(d)    -      Certificate of Reduction in Number of Shares of Series of
                   Pennzoil Company dated June 10, 1986 (Pennzoil Company 10-K
                   (1987), SEC File No. 1-5591, Exhibit 3(e)).

   *3(e)    -      Certificate of Retirement of Stock of Pennzoil Company dated
                   June 10, 1986 (Pennzoil Company 10-K (1987), SEC File No.
                   1-5591, Exhibit 3(f)).

   *3(f)    -      Certificate of Amendment to the Restated Certificate of
                   Incorporation of Pennzoil Company dated April 30, 1987
                   (Pennzoil Company 10-Q (1st Quarter 1987), SEC File No.
                   1-5591, Exhibit 3(a)).

   *3(g)    -      Certificate of Designation, Preferences and Rights of Series
                   A Participating Preferred Stock of Pennzoil Company dated
                   April 18, 1988 (Pennzoil Company 10-Q (1st Quarter 1988),
                   SEC File No. 1-5591, Exhibit 3(b)).

   *3(h)    -      Certificate of Elimination of Designation of Pennzoil
                   Company dated November 20, 1991 (Pennzoil Company 10-K
                   (1991), SEC File No. 1-5591, Exhibit 3(h)).

    3(i)    -      By-laws of Pennzoil Company, as adopted May 19, 1994.

   *4(a)    -      Indenture dated as of February 15, 1986 (the "1986
                   Indenture") between Pennzoil Company and Mellon Bank, N.A.,
                   Trustee (Pennzoil Company 10-Q (2nd Quarter 1986), SEC File
                   No. 1-5591, Exhibit 4(a)).

   *4(b)    -      Officer's Certificate dated as of March 16, 1987 delivered pursuant to the terms of the 1986 Indenture setting forth the terms of Pennzoil Company's 9% Debentures due April 1,
                   2017 (Pennzoil Company 10-Q (1st Quarter 1987), SEC File No.
                   1-5591, Exhibit 4(a)).

   *4(c)    -      Officer's Certificate dated as of April 14, 1989 delivered pursuant to the terms of the 1986 Indenture setting forth the terms of Pennzoil Company's

                   10-5/8% Debentures due June 1, 2001 (Pennzoil Company 10-Q (1st Quarter 1989), SEC File No. 1-5591, Exhibit 4(a)).

   *4(d)    -      Officer's Certificate dated as of November 14, 1989
                   delivered pursuant to the terms of the 1986 Indenture setting forth the terms of Pennzoil Company's 10-1/8%
                   Debentures due November 15, 2009 and 9-5/8% Notes due
                   November 15, 1999 (Pennzoil Company 10-K (1989), SEC File
                   No. 1-5591, Exhibit 4(n)).

   *4(e)    -      Officer's Certificate dated as of November 19, 1990
                   delivered pursuant to the terms of the 1986 Indenture setting forth the terms of Pennzoil Company's 10-1/4%
                   Debentures due November 1, 2005 (Pennzoil Company 10-K
                   (1990), SEC File No. 1-5591, Exhibit 4(n)).

   *4(f)    -      Instrument of Resignation, Appointment and Acceptance dated as of April 1, 1991 among Pennzoil Company, Mellon Bank,
                   N.A., as Retiring Trustee, and Texas Commerce Bank National
                   Association, as Successor Trustee, under the 1986 Indenture
                   (Pennzoil Company 10-K (1991), SEC File No. 1-5591, Exhibit
                   4(p)).

   *4(g)    -      Indenture dated as of December 15, 1992 (the "1992
                   Indenture") between Pennzoil Company and Texas Commerce Bank
                   National Association, Trustee (Pennzoil Company 10-K (1992),
                   SEC File No. 1-5591, Exhibit 4(o)).

   *4(h)    -      First Supplemental Indenture dated as of January 13, 1993 to the 1992 Indenture (Pennzoil Company 10-K (1992), SEC File
                   No. 1-5591, Exhibit 4(p)).

   *4(i)    -      Second Supplemental Indenture dated as of October 12, 1993 to the 1992 Indenture (Pennzoil Company 10-K (1993), SEC
                   File No. 1-5591, Exhibit 4(i)).

   *4(j)    -      Pennzoil Company Savings and Investment Plan for Hourly
                   Employees (Pennzoil Company Registration Statement on Form
                   S-8 (Reg. No. 33-24261) Exhibit 4(b)(1)).

   *4(k)    -      Pennzoil Company Savings and Investment Plan for Hourly
                   Employees Trust Agreement (Pennzoil Company Registration
                   Statement on Form S-8 (Reg. No. 33-24261) Exhibit 4(b)(2).

    4(l)    -      First Amendment to Pennzoil Company Savings and Investment
                   Plan for Hourly Employees effective April 1, 1990.

    4(m)    -      Second Amendment to Pennzoil Company Savings and Investment
                   Plan for Hourly Employees effective April 1, 1994.

                   Pennzoil Company agrees to furnish to the Commission upon request a copy of any agreement defining the rights of holders of long-term debt of Pennzoil Company and all its subsidiaries for which consolidated or unconsolidated financial statements are required to be filed, under which the total amount of securities authorized does not exceed 10% of the total assets of Pennzoil Company and its subsidiaries on a consolidated basis.

    5       -      Opinion of Baker & Botts, Houston, Texas.

   23(a)    -      Consent of Arthur Andersen & Co.

   23(b)    -      Consent of Ryder Scott Company Petroleum Engineers.

   23(c)    -      Consent of DeGolyer & MacNaughton.

   23(d)    -      Consent of Baker & Botts, Houston, Texas (included in their opinion filed as Exhibit 5).

   24       -      Powers of Attorney.

____________________

*  Incorporated by reference.

ITEM 9.     UNDERTAKINGS.

            (a)    The undersigned registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
        Statement:

                          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

            (d) The undersigned registrant hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and to make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

                                   SIGNATURES


            The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on May 24, 1994.

                                                 PENNZOIL COMPANY

                                        By:       JAMES L. PATE
                                                 (James L. Pate,
                                          Chairman of the Board, President
                                            and Chief Executive Officer)

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            Signatures                               Title                           Date
            ----------                               -----                           ----
           JAMES L. PATE                       Principal Executive Officer and    May 24, 1994
          (James L. Pate,                      Director
   Chairman of the Board, President
   and Chief Executive Officer)

         MARK A. MALINSKI                      Principal Accounting Officer       May 24, 1994
(Mark A. Malinski, Group Vice President --
    Accounting and Controller)

       DAVID P. ALDERSON, II                   Principal Financial Officer        May 24, 1994
  (David P. Alderson, II, Group Vice
  President -- Finance and Treasurer)

       HOWARD H. BAKER, JR.*

         W. J. BOVAIRD*

      W. L. LYONS BROWN, JR.*

       ERNEST H. COCKRELL*                     A Majority of the Directors
                                                      of Pennzoil                 May 24, 1994
        HARRY H. CULLEN*

         ALFONSO FANJUL*

        BERDON LAWRENCE*

        BRENT SCOWCROFT*

        CYRIL WAGNER, JR.*


  *By:  MARK A. MALINSKI
       (Mark A. Malinski,
       Attorney-In-Fact)


                 The Plan. Pursuant to the requirements of the Securities Act of 1933, the Committee which administers the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and State of Texas, on this 24th day of May, 1994.


                                           PENNZOIL COMPANY
                                              SAVINGS AND INVESTMENT
                                              PLAN FOR HOURLY EMPLOYEES


                                                 Registrant


                                           By:       MARK A. MALINSKI
                                                    (Mark A. Malinski,
                                                 Member of the Committee)


                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


                                           MEMBERS OF THE ADMINISTRATIVE
                                              COMMITTEE OF PENNZOIL COMPANY
                                              SAVINGS AND INVESTMENT PLAN FOR
                                              HOURLY EMPLOYEES




             Signatures                                     Date
             ----------                                     ----
TERRY HEMEYER, DAVID P. ALDERSON, II, LINDA F.
CONDIT, THOMAS M. HAMILTON, HARRY C. MITCHELL,
W. M. ROBB, JAMES W. SHADDIX*


*By:      MARK A. MALINSKI                               May 24, 1994
         (Mark A. Malinski,
          Attorney-In-Fact)